Exhibit 99.1

Brightcove Announces Financial Results for Fourth Quarter and Fiscal Year 2022

BOSTON, MA (February 23, 2023) – Brightcove Inc. (Nasdaq: BCOV), the most trusted global streaming technology company, today announced financial results for the fourth quarter and fiscal year ended December 31, 2022.

“2022 was a transformational year for Brightcove as we put in place a new, long-term strategic plan that will enable us to consistently grow revenue and EBITDA. With this transformation underway, we delivered solid results in the fourth quarter and most importantly set the stage for 2023 and beyond. The investments we have made in our world-class leadership team, to broaden our product and solutions offerings, and in strengthening our go-to-market efforts are leading to strong engagement with customers that are making streaming an essential part of their digital future,” said Marc DeBevoise, Brightcove’s Chief Executive Officer.

DeBevoise added, “2023 is a pivotal year for Brightcove and we are confident we are well positioned for success. We expect to return to double-digit revenue growth and expanding EBITDA margins by the end of the year and are confident in our ability to achieve our long-term financial targets of 10%+ revenue growth and 20%+ adjusted EBITDA margins.”

Fourth Quarter 2022 Financial Highlights:

• Revenue for the fourth quarter of 2022 was $49.2 million, a decrease of 6% compared to $52.6 million for the fourth quarter of 2021. Subscription and support revenue was $47.7 million, a decrease of 5% compared to $50.3 million for the fourth quarter of 2021.

• Gross profit for the fourth quarter of 2022 was $29.9 million, representing a gross margin of 61%, compared to a gross profit of $34.7 million, representing a gross margin of 66% for the fourth quarter of 2021. Non-GAAP gross profit for the fourth quarter of 2022 was $30.7 million, representing a non-GAAP gross margin of 62%, compared to a non-GAAP gross profit of $35.3 million, representing a non-GAAP gross margin of 67% for the fourth quarter of 2021. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense and the amortization of acquired intangible assets.

• Loss from operations was $6.0 million for the fourth quarter of 2022, compared to income from operations of $1.1 million for the fourth quarter of 2021. Non-GAAP operating loss, which excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related expense and other (benefit) expense, was $1.4 million for the fourth quarter of 2022, compared to non-GAAP operating income of $4.7 million during the fourth quarter of 2021.

• Net loss was $5.4 million, or a loss of $0.13 per diluted share, for the fourth quarter of 2022. This compares to a net income of $417,000, or $0.01 per diluted share, for the fourth quarter of 2021. Non-GAAP net loss, which excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related expense and other (benefit) expense, was $801,000 for the fourth quarter of 2022, or $0.02 per diluted share, compared to non-GAAP net income of $4.0 million for the fourth quarter of 2021, or $0.10 per diluted share.

• Adjusted EBITDA was $1.2 million for the fourth quarter of 2022, compared to adjusted EBITDA of $5.9 million for the fourth quarter of 2021. Adjusted EBITDA excludes stock-based compensation expense, merger-related expense, other (benefit) expense, the amortization of acquired intangible assets, depreciation expense, other income/expense and the provision for income taxes.

• Cash flow provided by operations was $5.7 million for the fourth quarter for 2022, compared to cash flow provided by operations of $4.8 million for the fourth quarter of 2021.

• Free cash flow was negative $585,000 after the company invested $5.1 million in capital expenditures and capitalization of internal-use software during the fourth quarter of 2022. Free cash flow was $2.3 for the fourth quarter of 2021.

• Cash and cash equivalents were $31.9 million as of December 31, 2022 compared to $45.7 million on December 31, 2021.

Full Year 2022 Financial Highlights:

• Revenue for the full year 2022 was $211.0 million, compared to $211.1 million for 2021. Subscription and support revenue was $204.1 million, an increase of 3% compared to $198.9 million for 2021. On a constant currency basis, revenue for the full year would have been $215.8 million.

• Gross profit for 2022 was $133.9 million, representing a gross margin of 63%, compared to a gross profit of $138.1 million, representing a gross margin of 65% for 2021. Non-GAAP gross profit for 2022 was $136.6 million, representing a non-GAAP gross margin of 65%, compared to a non-GAAP gross profit of $140.5 million, representing a non-GAAP gross margin of 67% for 2021. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense and the amortization of acquired intangible assets.

• Loss from operations was $8.0 million for 2022, compared to income from operations of $7.6 million for 2021. Non-GAAP operating income, which excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related expense and other (benefit) expense, was $10.6 million for 2022, compared to non-GAAP operating income of $18.9 million for 2021.

• Net loss was $9.0 million, or a loss of $0.22 per diluted share, for 2022. This compares to a net income of $5.4 million, or $0.13 per diluted share, for 2021. Non-GAAP net income, which excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related expense and other (benefit) expense, was $9.6 million for 2022, or $0.23 per diluted share, compared to non-GAAP net income of $16.8 million for 2021, or $0.40 per diluted share.

• Adjusted EBITDA was $17.9 million for 2022, compared to adjusted EBITDA of $24.2 million for 2021. Adjusted EBITDA excludes stock-based compensation expense, merger-related expense, other (benefit) expense, the amortization of acquired intangible assets, depreciation expense, other income/expense and the provision for income taxes. On a constant currency basis, Adjusted EBITDA would have been $20.9 million.

• Cash flow provided by operations was $24.2 million for 2022, compared to cash flow provided by operations of $19.6 million for 2021.

• Free cash flow was $869,000 after the company invested $23.4 million in capital expenditures and capitalization of internal-use software during 2022. Free cash flow was $10.7 million for 2021.

A Reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Other Fourth Quarter and Recent Highlights:

• Average annual subscription revenue per premium customer was $89,000 in the fourth quarter of 2022, excluding starter customers who had average annualized revenue of $3,900 per customer. The average annual subscription revenue per premium customer compares to $95,400 in the fourth quarter of 2021.

• Recurring dollar retention rate was 87% in the fourth quarter of 2022, versus our historical target of the low to mid-90 percent range.

• Net revenue retention in the quarter was 94%, which compares to 93% in the third quarter of 2022 and 93% in the fourth quarter of 2021.

• Ended the fourth quarter of 2022 with 2,845 customers, of which 2,235 were premium.

• New customers and customers who expanded their relationship during the fourth quarter of 2022 include: Sky Mexico, AMC Networks, Rogers, Al Jazeera, Discovery New Zealand, Primedia, Canela and Vidcon as well as Marriott, Canon, Rolls Royce Motor Cars, ServiceNow, Gucci, Hugo Boss, TOMS shoes, Net-a-Porter and Pfizer.

• Announced a strategic partnership with Magnite, one of the largest global sell-side advertising platforms. Under this agreement Magnite, through our integration with their SpringServe ad server, will power ad-delivery for our enabled customers and give them greater control, insight and transparency into their available ad supply. Additionally, Magnite will be our first sell-side platform supplier to fill unsold ad inventory for our customers.

Business Outlook

Based on information as of today, February 23, 2023, the Company is issuing the following financial guidance.

First Quarter 2023:

• Revenue is expected to be in the range of $49.0 million to $50.0 million, including approximately $2.2 million of professional services revenue and $1.5 million of overages.

• Non-GAAP loss from operations is expected to be in the range of ($3.0) million to ($2.0) million, which excludes stock-based compensation of approximately $3.3 million and the amortization of acquired intangible assets of approximately $1.0 million.

• Adjusted EBITDA is expected to be in the range of breakeven to $1.0 million, which excludes stock-based compensation of approximately $3.3 million, the amortization of acquired intangible assets of approximately $1.0 million, depreciation expense of approximately $3.1 million, and other (income) expense and the provision for income taxes of approximately $0.3 million.

• Non-GAAP net loss per diluted share is expected to be ($0.08) to ($0.05), which excludes stock-based compensation of approximately $3.3 million, the amortization of acquired intangible assets of approximately $1.0 million, and assumes approximately 42.4 million weighted-average shares outstanding.

Full Year 2023:

• Revenue is expected to be in the range of $211.0 million to $215.0 million, including approximately $9.5 million of professional services revenue and $6.0 million of overages.

• Non-GAAP income from operations is expected to be in the range of $3.0 million to $6.0 million, which excludes stock-based compensation of approximately $13.7 million, the amortization of acquired intangible assets of approximately $3.9 million.

• Adjusted EBITDA is expected to be in the range of $16.0 million to $19.0 million, which excludes stock-based compensation of approximately $13.7 million, the amortization of acquired intangible assets of approximately $3.9 million, depreciation expense of approximately $13.4 million, and other (income) expense and the provision for income taxes of approximately $1.2 million.

• Non-GAAP earnings per diluted share is expected to be $0.04 to $0.11, which excludes stock-based compensation of approximately $13.7 million, the amortization of acquired intangible assets of approximately $3.9 million, and assumes approximately 43.4 million weighted-average shares outstanding.

Earnings Stream Information

Brightcove earnings will be streamed on February 23, 2023, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results and current business outlook. To access the live stream, visit the “Investors” page of the Company’s website, http://investor.brightcove.com. Once the live stream concludes, an on-demand recording will be available on Brightcove’s Investor page for a limited time at http://investor.brightcove.com.

About Brightcove Inc. (NASDAQ: BCOV)

Brightcove creates the world’s most reliable, scalable, and secure streaming technology solutions to build a greater connection between companies and their audiences, no matter where they are or on which devices they consume content. In more than 60 countries, Brightcove’s intelligent video platform enables businesses to sell to customers more effectively, media leaders to stream and monetize content more reliably, and every organization to communicate with team members more powerfully. With two Technology and Engineering Emmy® Awards for innovation, uptime that consistently leads the industry, and unmatched scalability, we continuously push the boundaries of what video can do. Follow Brightcove on Twitter, LinkedIn, and Facebook. Visit www.brightcove.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the first fiscal quarter and full year 2023, our position to execute on our growth strategy, and our ability to expand our leadership position and market opportunity. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: the effect of the COVID-19 pandemic, including on our business operations and broader conditions, as well as its impact on the general economic and financial market conditions; our ability to retain existing customers and acquire new ones; our history of losses; expectations regarding the widespread adoption of customer demand for our products; the effects of increased competition and commoditization of services we offer, including data delivery and storage; keeping up with the rapid technological change required to remain competitive in our industry; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; the price volatility of our common stock; and other risks set forth under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K and similar disclosures in our subsequent filings with the SEC. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Brightcove has provided in this release the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss), adjusted EBITDA, non-GAAP diluted net income (loss) per share, and revenue and adjusted EBITDA on a constant currency basis. Brightcove uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Brightcove’s ongoing operational performance. Brightcove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Brightcove’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share exclude stock-based compensation expense, amortization of acquired intangible assets, merger-related expenses, and other (benefit) expense. The non-GAAP financial results discussed above of adjusted EBITDA is defined as consolidated net income (loss), plus other income/expense, including interest expense and interest income, the provision for income taxes, depreciation expense, the amortization of acquired intangible assets, stock-based compensation expense, merger-related expenses, and other (benefit) expense. Merger-related expenses include fees incurred in connection with an acquisition. Revenue and adjusted EBITDA on a constant currency basis reflect our revenues and adjusted EBITDA using exchange rates used for Brightcove’s Fiscal Year 2022 outlook on Brightcove’s press release on February 16, 2022. Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.brightcove.com.

Investors:

ICR for Brightcove

Brian Denyeau, 646-277-1251

brian.denyeau@icrinc.com

or

Media:

Brightcove

Sara Griggs, 929-888-4866

sgriggs@brightcove.com

Brightcove Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$31,894	$45,739
Accounts receivable, net of allowance	26,004	29,866
Prepaid expenses and other current assets	19,422	18,625

Total current assets	77,320	94,230
Property and equipment, net	39,677	20,514
Operating lease right-of-use asset	18,671	24,891
Intangible assets, net	10,279	9,276
Goodwill	74,859	60,902
Other assets	7,007	6,655

Total assets	$227,813	$216,468

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,326	$11,039
Accrued expenses	26,877	20,925
Operating lease liability	4,157	2,600
Deferred revenue	61,597	62,057

Total current liabilities	103,957	96,621
Operating lease liability, net of current portion	20,528	22,801
Other liabilities	981	786

Total liabilities	125,466	120,208
Stockholders’ equity:
Common stock	42	41
Additional paid-in capital	314,825	298,793
Treasury stock, at cost	(871)	(871)
Accumulated other comprehensive loss	(1,593)	(662)
Accumulated deficit	(210,056)	(201,041)

Total stockholders’ equity	102,347	96,260

Total liabilities and stockholders’ equity	$227,813	$216,468

Brightcove Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Revenue:
Subscription and support revenue	$47,688	$50,262	$204,091	$198,929
Professional services and other revenue	1,550	2,379	6,917	12,164

Total revenue	49,238	52,641	211,008	211,093
Cost of revenue: (1) (2)
Cost of subscription and support revenue	17,763	15,933	69,935	62,773
Cost of professional services and other revenue	1,563	2,050	7,138	10,255

Total cost of revenue	19,326	17,983	77,073	73,028

Gross profit	29,912	34,658	133,935	138,065

Operating expenses: (1) (2)
Research and development	8,984	7,677	33,524	31,718
Sales and marketing	18,725	18,447	73,997	71,177
General and administrative	8,159	7,439	32,550	29,261
Merger-related	—	—	747	300
Other expense (benefit)	—	—	1,149	(1,965)

Total operating expenses	35,868	33,563	141,967	130,491

(Loss) income from operations	(5,956)	1,095	(8,032)	7,574
Other income (expense), net	845	(438)	(1,035)	(1,375)

(Loss) income before income taxes	(5,111)	657	(9,067)	6,199
Loss (benefit) from provision for income taxes	286	240	(52)	802

Net (loss) income	$(5,397)	$417	$(9,015)	$5,397

Net (loss) income per share—basic and diluted
Basic	$(0.13)	$0.01	$(0.22)	$0.13
Diluted	(0.13)	0.01	(0.22)	0.13

Weighted-average shares—basic and diluted
Basic	42,184	41,151	41,831	40,717
Diluted	42,184	41,684	41,831	42,200
(1) Stock-based compensation included in above line items:
Cost of subscription and support revenue	$123	$126	$508	$627
Cost of professional services and other revenue	99	102	433	401
Research and development	711	416	2,746	1,677
Sales and marketing	1,133	875	3,990	2,957
General and administrative	1,513	1,215	5,622	4,306
Other expense (benefit)	—	—	249	—
(2) Amortization of acquired intangible assets included in the above line items:
Cost of subscription and support revenue	$601	$414	$1,757	$1,420
Sales and marketing	416	407	1,662	1,652

Brightcove Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Twelve Months Ended December 31,
	2022	2021
Operating activities
Net (loss) income	$(9,015)	$5,397
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	10,696	8,322
Stock-based compensation	13,548	9,968
Provision for reserves on accounts receivable	118	159
Changes in assets and liabilities:
Accounts receivable	4,227	(846)
Prepaid expenses and other current assets	(1,216)	1,281
Other assets	(348)	(1,437)
Accounts payable	120	(683)
Accrued expenses	2,397	(5,209)
Operating leases	5,503	(634)
Deferred revenue	(609)	3,245

Net cash provided by operating activities	25,421	19,563

Investing activities
Cash paid for acquisition, net of cash acquired	(13,215)	(2,000)
Purchases of property and equipment, net of returns	(10,727)	(2,205)
Capitalization of internal-use software costs	(13,825)	(6,637)

Net cash used in investing activities	(37,767)	(10,842)

Financing activities
Proceeds from exercise of stock options	177	2,846
Deferred acquisition payments	—	(475)
Other financing activities	(260)	(1,669)

Net cash (used in) provided by financing activities	(83)	702

Effect of exchange rate changes on cash and cash equivalents	(1,416)	(1,156)

Net (decrease) increase in cash and cash equivalents	(13,845)	8,267
Cash and cash equivalents at beginning of period	45,739	37,472

Cash and cash equivalents at end of period	$31,894	$45,739

Brightcove Inc.

Reconciliation of GAAP Gross Profit, GAAP Income (Loss) From Operations, GAAP Net (Loss) Income and GAAP Net (Loss) Income Per Share to

Non-GAAP Gross Profit, Non-GAAP Income From Operations, Non-GAAP Net Income and Non-GAAP Net Income Per Share

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
GROSS PROFIT:
GAAP gross profit	$29,912	$34,658	$133,935	$138,065
Stock-based compensation expense	222	228	941	1,028
Amortization of acquired intangible assets	601	414	1,757	1,420

Non-GAAP gross profit	$30,735	$35,300	$136,633	$140,513

(LOSS) INCOME FROM OPERATIONS:
GAAP (loss) income from operations	$(5,956)	$1,095	$(8,032)	$7,574
Stock-based compensation expense	3,579	2,734	13,299	9,968
Amortization of acquired intangible assets	1,017	821	3,419	3,072
Merger-related	—	—	747	300
Other expense (benefit)	—	—	1,149	(1,965)

Non-GAAP (loss) income from operations	$(1,360)	$4,650	$10,582	$18,949

NET INCOME (LOSS):
GAAP net (loss) income	$(5,397)	$417	$(9,015)	$5,397
Stock-based compensation expense	3,579	2,734	13,299	9,968
Amortization of acquired intangible assets	1,017	821	3,419	3,072
Merger-related	—	—	747	300
Other expense (benefit)	—	—	1,149	(1,965)

Non-GAAP net (loss) income	$(801)	$3,972	$9,599	$16,772

GAAP diluted net (loss) income per share	$(0.13)	$0.01	$(0.22)	$0.13

Non-GAAP diluted net (loss) income per share	$(0.02)	$0.10	$0.23	$0.40

Shares used in computing GAAP diluted net (loss) income per share	42,184	41,684	41,831	42,200
Shares used in computing Non-GAAP diluted net income per share	42,184	41,684	42,293	42,200

Brightcove Inc.

Calculation of Adjusted EBITDA

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net (loss) income	$(5,397)	$417	$(9,015)	$5,397
Other (income) expense, net	(845)	438	1,035	1,375
Loss (benefit) from income taxes	286	240	(52)	802
Depreciation and amortization	3,555	2,038	10,696	8,322
Stock-based compensation expense	3,579	2,734	13,299	9,968
Merger-related	—	—	747	300
Other expense (benefit)	—	—	1,149	(1,965)

Adjusted EBITDA	$1,178	$5,867	$17,859	$24,199

Brightcove Inc.

Reconciliation of Revenue on a Constant Currency Basis and Calculation of Adjusted EBITDA on a Constant Currency Basis

(in thousands)

Twelve Months Ended December 31,
2022
Total revenue	$211,008
Constant currency adjustment	4,804

Total revenue on a constant currency basis	$215,812

Twelve Months Ended December 31,
2022
Adjusted EBITDA	$17,859
Constant currency adjustment	3,086

Adjusted EBITDA on a constant currency basis	$20,945